Exhibit 99.1

SHOCKWAVE MEDICAL PRICES UPSIZED PRIVATE OFFERING OF $650.0 MILLION OF 1.00%

CONVERTIBLE SENIOR NOTES DUE 2028

Santa Clara, Calif. – August 10, 2023 – Shockwave Medical, Inc. (Nasdaq: SWAV) (“Shockwave Medical”) announced today the pricing of its offering of $650.0 million aggregate principal amount of 1.00% Convertible Senior Notes due 2028 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $500.0 million. Shockwave Medical also granted the initial purchaser of the notes an option to purchase, within a 13-day period from, and including, the date on which the notes are first issued, up to an additional $100.0 million aggregate principal amount of notes. The sale of the notes is expected to close on August 15, 2023, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Shockwave Medical, and will bear interest at a rate of 1.00% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The notes will mature on August 15, 2028, unless earlier converted, repurchased or redeemed in accordance with the terms of the notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding May 15, 2028, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at the option of holders at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, regardless of whether such conditions have been met. Upon conversion, Shockwave Medical will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Shockwave Medical’s common stock or a combination of cash and shares of Shockwave Medical’s common stock, at the election of Shockwave Medical, in respect of the remainder, if any, of Shockwave Medical’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The initial conversion rate is 3.4595 shares of Shockwave Medical’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $289.06 per share of Shockwave Medical’s common stock, representing an approximate 30.0% premium based on the last reported sale price of Shockwave Medical’s common stock on the Nasdaq Global Select Market on August 10, 2023 of $222.35 per share). The initial conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to August 20, 2026, the notes will not be redeemable. On or after August 20, 2026, and prior to May 15, 2028, Shockwave Medical may redeem for cash all or part of the notes, at its option, subject to a partial redemption limitation, if the last reported sale price of Shockwave Medical’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Shockwave Medical provides notice of redemption.

Holders of the notes will have the right to require Shockwave Medical to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Shockwave Medical will also be required to increase, in certain circumstances, the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or convert their notes called (or deemed called) for redemption following the delivery by Shockwave Medical of a notice of redemption.

Shockwave Medical estimates that the net proceeds from the offering will be approximately $632.9 million (or approximately $730.4 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting the initial purchaser’s discount and estimated offering expenses payable by Shockwave Medical.

Shockwave Medical intends to use approximately $83.5 million of the net proceeds from the offering to pay the cost of the capped call transactions, as described below. If the initial purchaser exercises its option to purchase additional notes, Shockwave Medical intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. Shockwave Medical intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include sales and marketing activities, medical affairs and educational efforts, research and development and clinical studies, and working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies in the future. However, Shockwave Medical has no commitments or specific plans with respect to any such investments in and acquisitions of other companies, products or technologies at this time.

In connection with the pricing of the notes, Shockwave Medical has entered into privately negotiated capped call transactions with the initial purchaser of the notes or its affiliate and other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Shockwave Medical’s common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to Shockwave Medical’s common stock upon conversion of the notes and/or offset any cash payments that Shockwave Medical could be required to make in excess of the principal amount of any converted notes, as the case may be, with such reduction and/or offset subject to a cap to be equal to a cap price of $444.70, which represents a premium of 100.0% over the closing price of Shockwave Medical’s common stock of $222.35 per share on the Nasdaq Global Select Market on August 10, 2023.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised Shockwave Medical that they or their respective affiliates expect to enter into various derivative transactions with respect to Shockwave Medical’s common stock and/or purchase shares of Shockwave Medical’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Shockwave Medical’s common stock or the notes concurrently with, or shortly after, the pricing of the notes.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Shockwave Medical’s common stock and/or purchasing or selling Shockwave Medical’s common stock or other securities of Shockwave Medical in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any optional redemption, repurchase of notes by Shockwave Medical in connection with any fundamental change repurchase or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of Shockwave Medical’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Shockwave Medical’s common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Shockwave Medical’s common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of Shockwave Medical’s common stock issuable upon conversion of the notes have not been and are not expected to be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the timing and closing of this offering and expected use of net proceeds from the offering. Words such as “could,” “believe,” “expect,” “intend,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions. Risks include, but are not limited to, risks related to whether Shockwave Medical will close the offering of the notes on the expected terms, or at all, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, and whether Shockwave Medical will be able to satisfy the conditions required to close the sale of the notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Shockwave Medical’s business and financial results, please review the “Risk Factors” described in Shockwave Medical’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and Shockwave Medical’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 7, 2023, respectively, and in Shockwave Medical’s other filings with the SEC. Except as may be required by law, Shockwave Medical does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

FOR MORE INFORMATION:

Investor Contact:

Debbie Kaster

dkaster@shockwavemedical.com